     The Participation Agreement (the "Agreement'), dated August 28, 1998, by and among Baron Capital Funds Trust (and all series thereof) a business trust organized under the laws of the State of Delaware and The Lincoln National Life Insurance Co., an Indiana insurance corporation, is hereby amended as follows:

     Schedule 1 and Schedule 2 of the Agreement are hereby deleted in their entirety and replaced with the following:

                                   SCHEDULE I

                            Cumulative Listing of the
          Separate Accounts of Lincoln National Life Insurance Company
                             Investing in the Trust
                            Amended As of May 1, 1999

Lincoln National Variable Annuity Account C

Lincoln National Variable Annuity Account L

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln National Variable Annuity Account 53

                                   SCHEDULE 2
                            Amended as of May 1, 1999

                            Cumulative Listing of the
                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule I
                            Amended as of May 1, 1999

Multi Fund Individual Variable Annuity

eAnnuity

Group Variable Annuity

Lincoln VUL

Group Multi Fund Variable Annuity

Lincoln SVUL

Lincoln CVUL

Multi Fund - Non-registered - Variable Annuity


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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedules I and 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                             BARON CAPITAL FUNDS TRUST

Date:                                        By:
                                             Name:
                                             Title:

                                             BARON CAP
Date:                                        Name:
                                             Title:

                                             LINCOLN NATIONAL LIFE INSURANCE CO.

Date:                                        By:
                                             Name:
                                             Title: